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                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement of Form S-1 (Registration No 333-3814) of our report dated April 2, 1996, except as to the information in Note 1 for which the date is June 7, 1996, on our audit of the consolidated financial statements of United Payors & United Providers, Inc., and our reports dated April 2, 1996 on our audits of The Transferred Client Group, Initial Managers and Investors, Inc., and IM&I-NEWCO, Inc. We also consent to the reference to our firm under the caption "Experts."

                                          Coopers & Lybrand L.L.P.

Rockville, Maryland
June 24, 1996